-1- DESIGNER BRANDS INC. Insider Trading Policy (Amended and restated September 18, 2025) I. INTRODUCTION The Board of Directors (the “Board”) of Designer Brands Inc. (together with its subsidiaries, the “Company” “we,” “us,” or “our”) has adopted this insider trading policy (“Policy”) in accordance with both our Global Code of Conduct and federal securities laws. This Policy sets forth acceptable transactions in Company securities by our associates, members of the Board, advisors, and consultants (collectively, “Team Members,” “you,” or “your”). This Policy applies to you and to (i) anyone who lives in your household and any family members who do not live with you, but whose transactions in Company securities or the securities of another publicly traded company are directed by, or are subject to, your influence or control, such as parents, spouse/partner or children (collectively, “Family Members”); and (ii) entities controlled by you (“Related Entities”). It is your obligation to make your Family Members and Related Entities aware of, and understand and comply with, the provisions and obligations of this Policy. See Section VII of this Policy, below. Team Members, Family Members and Related Entities are referred to in this Policy as “Covered Persons.” During the course of your association with the Company, you may receive important information that has not yet been publicly announced by the Company or concerning other publicly traded companies with which the Company has business dealings (as further described under Section III.b, “material non-public information”). This Policy prohibits engaging in transactions in Company securities by Covered Persons while such Covered Persons are aware of material non- public information concerning the Company. In addition, this Policy provides that Covered Persons who learn of material non-public information about a company (i) with which the Company has business dealings or (ii) that is involved in a potential transaction or business relationship with the Company may not engage in transactions in that company’s securities until the information becomes public or is no longer material. This Policy also prohibits Covered Persons from disclosing or “tipping” material non-public information to others who then trade in Company securities or the securities of another publicly traded company with which the Company has business dealings (a “tippee”). For the avoidance of doubt, this Policy does not prohibit Covered Persons from sharing material non-public information with attorneys or other advisors that owe such Covered Person a duty of confidentiality. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be serious. The U.S. Department of Justice, the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange (“NYSE”), and the Financial Industry Regulatory Authority investigate and are very effective at detecting insider trading violations. Cases have been successfully prosecuted against individuals as a result of trades involving only a small number of shares. There are no exceptions to this Policy, even for situations that may seem necessary or justifiable (such as the need to raise money for an emergency expenditure) or small transactions. If material non-public information is inadvertently disclosed

-2- — no matter what the circumstances — the person making or discovering that disclosure should immediately report the disclosure to the Company’s Chief Compliance Officer. II. THE CONSEQUENCES Anyone who effects transactions in Company securities or securities of other public companies engaged in business transactions with the Company (or provides information to enable others to do so) on the basis of material non-public information is subject to both civil liability and criminal penalties, as well as disciplinary action by the Company. Penalties for insider trading can be severe for both Covered Persons and the Company. Under the securities laws, the Company and its directors, officers, or supervising employees may be liable for significant penalties if they do not take appropriate action to prevent a person directly or indirectly under their control from trading in securities while in possession of material non-public information — or if they recklessly disregard the likelihood that such trading would take place. The consequences of a violation of this Policy are severe: Traders and Tippers. Covered Persons (or tippees) who trade on the basis of material non- public information can be subject to the following penalties (in addition to dismissal from the Company): • Forfeiture of trading gains made or losses avoided, as well as civil penalties of up to three times the trading gains made or losses avoided; • A criminal fine of up to $5,000,000 or twice the gross gain or loss from the offense; • A jail term of up to 25 years; • Injunctions against future violations; • Bans from serving as an officer or director of a public company; and • Private party damages. If a Covered Person tips information to a person who then trades, the Covered Person can be subject to the same penalties as the tippee, even if the Covered Person did not trade and did not profit from the trades made by the tippee. Control Persons. The Company and management, if they fail to take appropriate steps to prevent illegal insider trading, can be subject to “controlling person” liability for an insider trading violation, with the following potential penalties: • A civil penalty of up to $1,275,000 or, if greater, three times the profit gained or loss avoided as a result of the associate’s violation; and • A criminal fine of up to $25,000,000.

-3- Company-Imposed Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, including dismissal for cause, whether or not your failure to comply results in a violation of law. You should treat all material non-public information with caution, and not share that information, including within the Company, except on a need-to-know basis. Individuals have been subjected to civil and criminal investigations, and penalties including termination, for inadvertently and unintentionally disclosing material non-public information to others who have traded on that information. Even inadvertent disclosure can pose risks to you and the Company. All material non-public information should be closely safeguarded and treated in accordance with the Company’s policies and procedures surrounding privacy and security. III. STATEMENT OF POLICY a. Use of Material Non-Public Information in Securities Transactions Prohibited The use of material non-public information by a Covered Person for personal gain, or to pass on, or “tip,” the material non-public information to someone who uses it for personal gain, is illegal, regardless of the quantity of shares involved, and is therefore prohibited. A Covered Person can be held liable both for the Covered Person’s own transactions and for transactions effected by a tippee, or even a tippee of a tippee. Furthermore, it is important — in order to protect your reputation and that of the Company — to avoid even the appearance of improper conduct. Accordingly, we have adopted the following policy: No Covered Person who is aware of material non-public information relating to the Company or any of its affiliates may, directly or indirectly through a third party: • Buy, sell or otherwise engage in any transactions (“trade”) in securities of the Company, other than pursuant to a pre- approved trading plan (“Trading Plan”) that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); • Tip, directly or indirectly, material non-public information to any person who might: (i) trade in Company securities or (ii) pass along such information to any other person who might trade in Company securities; • Make recommendations or express opinions to any person about trading in Company securities on the basis of material non-public information; or • Disclose, directly or indirectly, material non-public information to anyone: (i) within the Company whose job does not, to the good faith knowledge of the Team Member,

-4- require them to have that information; or (ii) outside the Company, including, but not limited to, Family Members, Related Entities, friends, business associates, investors and consulting firms, unless the disclosure is expressly authorized by the Company. In addition, this Policy prohibits all Covered Persons who, in the course of their association with us, learn of material non-public information about a publicly traded company with which we do business (including, without limitation, our customers or suppliers) from trading in that other company’s securities until the information becomes public or is no longer material. If for some reason there is never a public release of a material matter, for example because action is not taken for one reason or another, you should inquire with the Company’s Chief Compliance Officer at compliance@designerbrands.com to determine when the information becomes stale and no longer inhibits trading. You may find yourself the recipient of questions concerning various activities of the Company. Such inquiries can come from the media, securities analysts and others regarding the Company’s business, rumors, trading activity, current and future prospects and plans, acquisition or divestiture activities and other similar important information. Under no circumstances should you attempt to handle these inquiries without prior authorization from the Chief Compliance Officer of the Company. We are required under Regulation FD of the federal securities laws to avoid the selective disclosure of material non-public information and have established procedures for compliance with these requirements. Only Team Members who are specifically authorized to do so may answer questions about or disclose information concerning the Company. In the event you receive any inquiry or request for information (particularly financial results and/or projections, including to affirm or deny information about the Company) from any person or entity outside the Company, such as a stock analyst or news reporter, and it is not part of your regular corporate duties to respond to such an inquiry or request, the inquiry should be referred to Investor Relations or the Chief Compliance Officer of the Company. Any written or verbal statement that would be prohibited under the law or under this Policy is equally prohibited if made on electronic bulletin boards, chat rooms, blogs, websites, or any other form of social media, including the disclosure of material non-public information about the Company or material non-public information with respect to other companies that you come into possession of in connection with your tenure with the Company. You are prohibited from making public statements about the Company, including truthful statements, that are calculated or reasonably likely to affect the price of the Company’s securities or other securities, unless specifically authorized to do so by the Company. b. What is Material Non-public Information? As a practical matter, it is sometimes difficult to determine whether you possess “inside” or material non-public information. Under the securities laws, “material” information is any information that a reasonable investor would likely consider important in making a decision to buy, hold or sell securities. Any information that could be expected to affect the price of a

-5- security, whether it is positive or negative, should be considered material. Certainly, if the information makes you want to trade, it would probably have the same effect on others. Although by no means an all-inclusive list, information about the following items (whether positive or negative) may be considered to be material non-public information until it is publicly disseminated: • Projections of future earnings or losses, or other earnings guidance; • Strategic plans; • Earnings that are inconsistent with the expectations of the investment community; • Changes in prices or demand for the Company’s products, or changes in the cost of producing, transporting or selling such products; • The loss of a key vendor or brand relationship; • Industry information (such as prices, volumes or other conditions affecting the Company’s business or likely to affect other companies in the industry); • Substantial changes in accounting methods; • A pending or proposed merger, acquisition or tender offer; • A pending or proposed acquisition or disposition of a significant asset, including the disposition of a subsidiary; • A pending or proposed joint venture; • Major events, including a change in dividend policy, the declaration of a stock split or stock dividend, the approval of a repurchase plan, or an offering of additional securities; • A change in management or a change in control; • A significant change in the ownership of the Company; • A significant change in capital investment plans; • Impending bankruptcy or the existence of severe liquidity problems; • Actual or threatened major litigation or the resolution of such litigation; • The borrowing of a significant amount of funds; • Pending public or private sales of debt or equity securities;

-6- • Knowledge of a significant data security, privacy or cybersecurity incident; • The resignation or termination of the independent registered public accounting firm, or the withdrawal of a previously issued audit report; • Communications with government agencies; and • Information that might reasonably affect the market for, or price of, securities for other similarly situated public companies. Remember, anyone scrutinizing a Covered Person’s transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, Covered Persons should carefully consider how enforcement authorities and others might view the transaction in hindsight. Questions concerning the materiality of particular information should be resolved in favor of concluding that it is material. “Non-public” information is any information that has not been disclosed broadly to the marketplace and which the investing public has not yet had time to absorb and evaluate fully. If a Covered Person possesses material non-public information, such Covered Person may not trade in a company’s securities, advise anyone else to do so, or communicate the information to anyone else until such Covered Person knows that the information has been publicly disseminated. For information to be considered publicly disseminated, it must be widely disclosed through a press release or SEC filing, and a sufficient amount of time must have passed to allow the information to be fully absorbed and evaluated. This means that in some circumstances, a Covered Person may have to forego a proposed transaction in a company’s securities even if such Covered Person planned to execute the transaction prior to learning of the material non-public information and even though such Covered Person believes that they may suffer an economic loss or sacrifice an anticipated profit by waiting. Generally speaking, information will be considered publicly disseminated after one full trading day has elapsed since the date of public disclosure of the information. For example, if the Company announces material non-public information prior to the market opening on a Wednesday, then the Covered Person may execute a transaction in Company securities after the market opens on Thursday. c. Prohibition of Speculative or Short-Term Trading You are prohibited from engaging in short sales of Company stock, or trade in puts, calls, or other options on the Company's stock, except pursuant to a limited diversification or estate planning strategy approved by the Chief Compliance Officer of the Company. In addition, Section 16(c) of the Exchange Act prohibits officers of the Company and members of the Board from engaging in short sales. Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Policy Relating to Hedging.” d. Policy Relating to Hedging The Company seeks to align the long-term financial interests of Team Members with the interests of our other shareholders. For this reason, you are prohibited from engaging in transactions in financial instruments (including prepaid variable forward contracts, equity swaps,

-7- collars, and exchange funds), or otherwise engaging in transactions that are designed to hedge or offset any decrease in the market value of Company stock or the full ownership risks and rewards of your direct or indirect holdings in Company securities. This policy prohibits transactions in such instruments as prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument. e. Policy Relating to Pledging You are also prohibited from holding Company stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral; provided that any pledging arrangements in place prior to the fiscal year ended February 3, 2018 are exempt from this requirement. IV. SCOPE OF POLICY a. Appointment of Compliance Officers The Board of Directors shall appoint a Chief Compliance Officer to implement and oversee this Policy. The Chief Compliance Officer may appoint other compliance officers (collectively, with the Chief Compliance Officer, the “Compliance Officers”) to assist him or her in fulfillment of his or her duties. The Compliance Officers will be the primary contact for answering questions of Team Members relating to securities law compliance. The Compliance Officers will also be responsible for implementing the pre-clearance trading procedures set forth in this Section IV. b. Pre-Clearance and Advance Notice In order to avoid unintentional violations of federal securities laws, directors, executive officers and certain key associates (“Pre-Clearance Persons”) will be required to pre- clear any transaction (i.e., sales and purchases in Company securities) with a Compliance Officer before engaging in the transaction. However, all Covered Persons are required to notify, and obtain pre-approval from, the Chief Compliance Officer prior to entering into, modifying or terminating a Trading Plan (providing a copy of such plan and any supporting documentation). The Chief Compliance Officer will update and modify the list of Pre-Clearance Persons as necessary. Pre-clearance is required so that the Company will be in a position to aid the individual in determining whether material non-public information exists, avoiding short-swing profit recovery and assuring that appropriate Form 4, Form 5 and Form 144 filings are timely made with the SEC, if required. The Compliance Officer will also have the opportunity to explain the Company’s policies to the individual and answer any questions. If a Pre-Clearance Person’s request is approved, such approval will remain in effect until the then-open trading window closes, unless such Pre-Clearance Person learns of any material non-public information or is otherwise instructed by the Compliance Officer(s). Upon completion of any transaction, Section 16 Insiders (as defined below) must immediately notify the Compliance Officer(s) so that the Company may assist in any Section 16 reporting obligations (as discussed in Section V below).

-8- c. Trading Windows and Blackout Periods Except as set forth otherwise in this Section IV, certain Team Members, including Pre-Clearance Persons and associates that receive quarterly blackout notifications from the Chief Compliance Officer (“Restricted Team Members”), may buy or sell Company securities only during open trading windows that occur outside of a “Blackout Period,” which begins on the first Monday of the month in which the fiscal quarter ends and ends the first full trading day following the Company’s public announcement of its financial results for the applicable quarter. A trading calendar specifying the quarterly Blackout Periods during which Restricted Team Members will not be permitted to trade in Company securities will be published in advance of each fiscal year and will be posted on the Legal page of the Company’s intranet. In addition to the quarterly Blackout Periods, special Blackout Periods may be imposed if, in the judgment of the Chief Compliance Officer, there exists undisclosed information that would make trading in Company securities inappropriate. It is important to note that the fact that a Blackout Period has been extended or a special Blackout Period has been imposed should be considered material non-public information. Any person made aware of a special Blackout Period should not disclose the existence of the special Blackout Period to anyone else, including other Team Members, unless permitted by the Chief Compliance Officer. Periodic memorandums will be sent out from the Compliance Officers reminding all persons of their obligations under the law and this Policy. Restricted Team Members’ failure to review, or the failure of the Company to provide, periodic memorandums regarding Blackout Periods is not an excuse for failure to comply with this Policy. Even during an open trading window, when a Blackout Period is not in effect, at no time may you trade in Company securities if you are aware of material non-public information. d. Exceptions to Blackout Period Policy i. Transactions under Company Plans 1. Option Exercises. Team Members (including Pre-Clearance Persons) may exercise options granted under the Company’s equity compensation plans by paying the exercise price with cash (i.e., no Company securities are sold in the market) and/or may exercise a tax withholding right pursuant to which you elect to have the Company withhold shares of common stock subject to a stock option to satisfy tax withholding requirements, regardless of whether the exercise occurs within an open trading window. However, the subsequent sale of the stock (including sales of stock in a broker-assisted cashless exercise) acquired upon the exercise of options is subject to all provisions of this Policy. Notwithstanding the foregoing, all Pre-Clearance Persons must notify the Compliance Officer(s) prior to exercising stock options during a Blackout Period. 2. Vesting of Certain Equity-Based Awards. This Policy does not apply to the vesting of restricted stock or the vesting and delivery of restricted stock units and performance-based equity awards. This Policy does apply, however, to any market sale by a Team Member

-9- of any stock underlying such equity awards, even if the sale is to satisfy any tax obligations arising with respect to the equity awards. 3. Tax Withholding Arrangements. This Policy does not apply to the withholding or surrender of Company securities to the Company to satisfy tax withholding obligations arising from the exercise of stock options, the vesting of restricted stock, or the vesting and delivery of shares of stock underlying restricted stock units. ii. Transactions Not Involving a Purchase or Sale 1. Bona fide gifts of securities are not subject to this Policy (including any applicable pre-clearance requirements) unless the person making the gift has reason to believe that the recipient intends to sell the securities at a time when the Covered Person making the gift would be prohibited from doing so. Section 16 Insiders are required to immediately disclose any gifts to the Compliance Officers for disclosure on a Section 16 Report (as defined below). 2. If a Team Member owns shares of a mutual fund that invests in Company securities, there are no restrictions on trading the shares of the mutual fund at any time. V. SECTION 16 AND RULE 144 COMPLIANCE a. Section 16 Members of the Company’s Board (collectively, the “Directors”), Team Members designated by the Board as “officers” pursuant to Section 16 of the Exchange Act (collectively, the “Section 16 Officers” and, together with the Directors, the “Section 16 Insiders”), and certain beneficial owners of Company stock are subject to Section 16 of the Exchange Act (“Section 16”). Section 16 requires Section 16 Insiders and certain beneficial owners to file reports with the SEC that disclose such individual’s or entity’s trading and other transactions relating to the Company Securities (“Section 16 Reports”). Section 16 Reports are due within two business days following a trade in Company securities. The Compliance Officer(s) will assist the Section 16 Insiders in preparing and filing the required Section 16 Reports; however, such reporting persons retain responsibility for the Section 16 Reports. To ensure compliance with all reporting requirements, a Section 16 Insider must, on the date of any trade, provide the Compliance Officers with all information relating to the trade that is necessary to properly prepare a Form 4 or other Section 16 Report, including, among other information, whether the trade is pursuant to a Trading Plan. A Section 16 Insider must also execute a Form 4 or other Section 16 Report (either individually or through a duly authorized power of attorney) within a sufficient amount of time to allow for the electronic filing of the Form 4 with the SEC via EDGAR before the end of the second business day following the trade. Additionally, Section 16 imposes certain holding requirements and prohibitions on trading in Company securities. Section 16 Insiders are expected to comply with the requirements of Section 16 and should contact the Compliance Officer(s) with any questions.

-10- b. Rule 144 Under certain circumstances, “affiliates” of the Company pursuant to Rule 144 under the Securities Act are required to file a Form 144 before making an open market sale of Company securities. An affiliate for purposes of Rule 144 is a person, such as an officer with the title of Executive Vice President or above, a director, or a large shareholder, in a relationship of control with the Company. A Form 144 notifies the SEC of an affiliate’s intent to sell Company securities. For a Covered Person considered an affiliate of the Company, this form is generally prepared and filed by the Covered Person’s broker and is in addition to the Section 16 Reports filed on the Covered Person’s behalf by the Company. VI. POST-TERMINATION TRANSACTIONS The Policy continues to apply to Covered Persons’ transactions in Company securities or securities of other public companies engaged in business transactions with the Company even after such Covered Persons’ association with the Company has terminated. Covered Persons may not trade in Company securities: (i) if the Covered Person is in possession of material non-public information when your employment or service terminates, until such information has become public or is no longer material; and (ii) if you are a Pre-Clearance Person, until the start of the next open trading window following your termination of employment or service. VII. TRANSACTIONS BY FAMILY MEMBERS AND RELATED ENTITIES As stated above, this Policy applies with equal force to Family Members and Related Entities. All Team Members are responsible for ensuring that Family Members and Related Entities do not engage in the activities restricted or prohibited under this Policy. As such, Team Members should ensure that all Family Members and Related Entities are aware of the need to confer with such Team Member before the Family Member or Related Entity trades in Company securities. Team Members should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. Note that this Policy does not, however, apply to transactions in Company securities where the purchase or sale decision is made by a third party that is not controlled by, influenced by, or related to the Covered Persons (such as a third-party managed mutual fund account). VIII. COMPANY ASSISTANCE If you have a question about this Policy or its application to any proposed transaction, you may obtain additional guidance from the Company’s Chief Compliance Officer at compliance@designerbrands.com. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with you. Upon request, all persons subject to this Policy must certify their understanding of, and compliance with, this Policy.